Exhibit 10.20

[ZP LETTERHEAD]

March 5, 2014

Mr. Christopher W. Krueger

Re:	Amendment No. 2 to Employment Agreement

Dear Chris:

This letter agreement (this “Amendment No. 2”) amends certain provisions of the employment letter agreement dated February 15, 2013 among you, Zosano Pharma, Inc., a Delaware corporation (the “Company”), and ZP Holdings, Inc., a Delaware corporation and the Company’s parent (“Parent”), as amended by the letter agreement dated December 17, 2013 among you, the Company and Parent (as so amended, the “Agreement”).

You have agreed to reduce your committed level of effort to the Company from full-time to 60%. Therefore, notwithstanding Sections 1 and 2 of the Agreement, effective March 1, 2014: (i) you will be employed on a part-time basis and will work approximately a 60% schedule; (ii) your annual base salary will be $150,000; and (iii) you will be entitled to 12 business days of paid vacation per year. Your benefits as described in Sections 2(b), (c), (d) and (f) of the Agreement will remain unchanged.

Except as expressly amended by this Amendment No. 2, the Agreement remains in full force and effect and otherwise unchanged. In the event of any conflict between the terms of the Agreement and this Amendment No. 2, the terms of this Amendment No. 2 shall prevail. The Agreement shall, together with this Amendment No. 2, be read and construed as a single document. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

[signature page follows]

Please indicate your agreement to this Amendment No. 2 by signing below and returning a copy of this letter to the Company at your earliest convenience.

Very truly yours,

ZOSANO PHARMA, INC.

By:	/s/ Vikram Lamba
	Name:	Vikram Lamba
	Title:	President and CEO

ZP HOLDINGS, INC.

By:	/s/Vikram Lamba
	Name:	Vikram Lamba
	Title:	President and CEO

Acknowledged and agreed by:

/s/ Christopher W. Krueger
Christopher W. Krueger

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